UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 19, 2011

UNITED FINANCIAL BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52947	74-3242562
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

95 Elm Street, West Springfield, Massachusetts  01089
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:   (413) 787-1700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01   Changes in Registrant’s Certifying Accountant.

(a)           As previously reported, on May 19, 2011, the Audit Committee of the Board of Directors of United Financial Bancorp, Inc. (the “Company”) voted to dismiss Grant Thornton LLP, the independent auditors for the Company, effective upon the expected completion of the audit being completed under Governmental Auditing Standards it was conducting for the year ended December 31, 2010, and the issuance of its report, as required by the rules of the Department of Housing and Urban Development (“HUD”).  On May 27, 2011, Grant Thornton completed its HUD audit and issued its report.  The Company is filing this amendment to the Form 8-K filed on May 24, 2011 to update its disclosures contained in that filing through the date that that Grant Thornton completed its HUD audit.

The audit reports of Grant Thornton on the consolidated financial statements of the Company for the years ended December 31, 2010 and 2009 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.  During the two most recent fiscal years ended December 31, 2010 and 2009 and through the subsequent interim period preceding May 27, 2011, there were: (1) no disagreements between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Grant Thornton would have caused them to make reference thereto in their reports on the Company’s financial statements for such years, and (2) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Grant Thornton a copy of the disclosures in this Form 8-K/A and has requested that Grant Thornton furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Company’s statements in this Item 4.01.  A copy of the letter dated June 1, 2011 is filed as Exhibit 16.0 to this Form 8-K/A.

Item 9.01   Financial Statements and Other Exhibits.

(d)         Exhibits

Number	Description

Exhibit 16.0	Letter of Concurrence from Grant Thornton LLP Regarding Change in Certifying Accountant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITED FINANCIAL BANCORP, INC.

Date: June 2, 2011	By:	/s/ Mark A Roberts
Mark A Roberts
Executive Vice President and Chief Financial Officer